Exhibit 99.1

General Cannabis Announces 2017 Second Quarter Results

Record Quarterly Revenues

DENVER, August 7, 2017 – General Cannabis Corp (OTCQB: CANN), the comprehensive national resource to the regulated cannabis industry, today announced financial results for the quarter ended June 30, 2017.

For the three months ended June 30, 2017, we reported our highest quarterly revenues on record of approximately $834,000, representing an increase of 19% in total revenues when compared to the three months ended June 30, 2016.  Total revenues for the six months ended June 30, 2017, increased 11% when compared to the six months ended June 30, 2016.

•

These increases were driven by record revenues in our Operations segment, Next Big Crop, which had increased revenues of 403% and 239%, respectively, for the three and six months ended June 30, 2017, compared to the same periods for 2016.  As the number of states with regulated marijuana markets have increased, Next Big Crop has found a steady increase in demand for its services.

•

Our Marketing segment, Chiefton, also had record revenues during the three months ended June 30, 2017.   We continue to invest in this segment and are pleased to announce that Bryan Dehaven has rejoined Chiefton as a Managing Director. Chiefton’s growth over the last year has been driven by a strong increase in design services.  We expect to invigorate our own internal Chiefton Supply lines and pursue national growth of both divisions.

•

Offsetting these revenue increases, our Security segment, Iron Protection Group, experienced 31% and 24%, respectively, decreases in revenue during the three and six months ended June 30, 2017 when compared to 2016.  As previously discussed , IPG is impacted by the drop in wholesale cannabis prices in Colorado. As a result, IPG has become highly selective in rebuilding its Colorado client base and, unlike some competitors, does not extend credit to its customers.  While the impacts of this business decision had a negative impact on comparable revenues, over the June quarter we saw stabilization in our Colorado security division and are now seeing increased daily revenues and a broadened client base.  We expect IPG to see significant growth in California in the next year.

 “Next Big Crop continues to generate record revenues in 2017,” said Robert Frichtel, Chief Executive Officer of General Cannabis. “With the expanded legalization of medical and recreational cannabis in numerous states, Next Big Crop’s services are in high demand to assist companies submitting applications to acquire licenses, and to provide operational consulting and products.  Chiefton also hit record revenue levels, as our design consulting team gains traction.”

“We are pleased that our diversified model continues to work well,” continued Frichtel.  “Next Big Crop continues to see opportunities nationwide.  We have recently hired a new managing director to drive the apparel side of Chiefton, which we think will dovetail well with our design business.  Iron Protection Group is expanding into California and is broadening the suite of services it provides to clients.”

“While operating expenses have increased year over year, we focused on managing discretionary spending in the second quarter compared to the first quarter,” Frichtel added.  “We will, however, continue to spend on infrastructure and people that will drive future profitability.  We are committed to building the best platform in the regulated cannabis industry and providing our customers with the highest quality services.”

“I am pleased with the performance of each of our operating divisions.  The synergies of the General Cannabis platform are becoming clear and we are poised to leverage our infrastructure in the next wave of national expansion.  Twenty-nine states, the District of Columbia, and the U.S. territories of Guam and Puerto Rico have enacted effective medical marijuana laws. Marijuana is legal and regulated for adults in eight states, and adult possession and limited home cultivation are legal in the District of Columbia.  We expect to take the skill sets we have developed over the past few years and take them to scale quickly.  Our national footprint and increasing expertise position General Cannabis to be the leader in regulated cannabis services.  We remain focused on acquisitions that fit this model”

Our full results can be found at www.generalcann.com/sec-filings/.

Financial Highlights

The following tables summarize our 2017 and 2016 second quarter results:

	Three months ended June 30,		Percent Change
	2017	2016
Segment Revenues
Security	$364,306	$531,663	(31)%
Marketing	69,535	66,014	5%
Operations	365,900	72,801	403%
Finance	33,864	31,464	8%
	833,605	701,942	19%

Total costs and expenses	2,158,810	1,539,887	40%
Operating loss	(1,325,205)	(837,945)	58%

Other (income) expense	(2,791,714)	498,526
Net income (loss)	$1,466,509	$(1,336,471)

Income (loss) per share
Basic	$0.07	$(0.09)
Diluted	(0.05)	(0.09)

	Six months ended June 30,		Percent Change
	2017	2016
Segment Revenues
Security	$789,444	$1,039,194	(24)%
Marketing	113,822	115,161	(1)%
Operations	583,096	171,866	239%
Finance	66,348	67,833	(2)%
	1,552,710	1,394,054	11%

Total costs and expenses	5,065,037	3,240,564	56%
Operating loss	(3,512,327)	(1,846,510)	90%

Other (income) expense	(7,150,651)	678,193
Net income (loss)	$3,638,324	$(2,524,703)

Income (loss) per share
Basic	$0.19	$(0.17)
Diluted	(0.16)	(0.17)

The significant change in the “Other (income) expense” category was due almost entirely to non-cash (gains) expenses associated with changes in the fair value of the warrants issued with our new debt.

“I am very pleased with the record revenues in the second quarter and optimistic about continued growth, particularly with Next Big Crop nationwide, Chiefton’s renewed focus on our apparel line, and Iron Protection Group’s expansion into California,” said Michael Feinsod, Executive Chairman of General Cannabis. “Our investment in people and infrastructure is beginning to provide returns. Our breadth of services and goods positions us for continued growth.”

Current Business Trends and 2017 Outlook

•

We estimate the following results for revenue in the third quarter of 2017:

•

Security Segment should be steady or slightly above second quarter levels, with growth expected once we launch our operations in California.

•

Marketing Segment should show significant growth over second quarter levels.

•

Operations Segment should have steady revenues.

•

We expect to make more acquisitions in 2017. We are currently evaluating opportunities in all areas of regulated cannabis. We remain well capitalized and positioned to help businesses expand rapidly.

•

The trend towards state regulated marijuana is accelerating. All of our businesses continue to enjoy significant demand and we are expanding operations into additional states in 2017.

•

We are already working with clients in Arkansas, California, Maryland, Nevada, and Pennsylvania as they respond to new voter mandates. Next Big Crop has the skills and experience to assist operators and investors as they take advantage of regulated cannabis expansion into 29 states.

•

We have hired an experienced managing director to energize our Chiefton apparel business.

About General Cannabis Corp

General Cannabis Corp is the comprehensive national resource for the highest quality service providers available to the regulated cannabis industry. We are a trusted partner to the cultivation, production and retail sides of the cannabis business. We do this through a combination of strong operating divisions such as security, marketing, operational consulting and products, real estate and financing. As a synergistic holding company, our divisions are able to leverage the strengths of each other, as well as a larger balance sheet, to succeed. Our website address is www.generalcann.com.

Forward-looking Statements

This presentation contains forward-looking statements that relate to future events or General Cannabis’ future performance or financial condition. Such statements include statements regarding the opportunity for us to significantly expand our business; statements that we are well-positioned to acquire additional businesses or expand into new markets; statements that we expect to make more acquisitions; statements that we expect continued growth; statements that we are poised to continue relationship-based service; statements that we plan to continue our active business of helping licensed producers; statements regarding our expectation to invigorate our own internal Chiefton Supply lines and pursue national growth of both divisions; statements regarding our expectation that IPG will see significant growth in California in the next year; statements regarding driving the apparel side of Chiefton which we think will dovetail with our design business; statements regarding IPG expanding into California and broadening the suite of services it provides to clients; statements regarding future profitability; statements regarding leveraging our infrastructure in the next wave of national expansion; statements regarding taking the skill sets we have developed over the past few years and scaling quickly; statements regarding the ability of our national footprint and increasing expertise to position General Cannabis to be the leader in regulated cannabis services; our optimism about continued growth; statements regarding accelerating trends in state regulated marijuana; and statements regarding the estimates of results for revenue in the third quarter of 2017, including with respect to the Security Segment, Marketing Segment and Operations Segment.

Any statements that are not statements of historical fact, such as the statements above and including statements containing the words “plans,” “anticipates,” “expects” and similar expressions, should also be considered to be forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as result of a number of factors, including those described from time to time in General Cannabis’ filings with the Securities and Exchange Commission. General Cannabis undertakes no duty to update any forward-looking statements made herein.

Contact

Robert Frichtel

CEO, General Cannabis Corp

(303) 759-1300